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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 16, 1997

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                          ORBITAL SCIENCES CORPORATION



        DELAWARE                  0-18287                   06-1209561
(State of incorporation)  (Commission File Number)  (I.R.S. Employer I.D. No.)



                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166
                                 (703) 406-5000
                         (Address and telephone number
                        of principal executive offices)


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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         On September 17, 1997, Orbital Sciences Corporation ("Orbital") completed the sale of $100 million in 5% convertible subordinated notes due October 2002. The notes were sold in the United States to initial purchasers in reliance on an exemption under Section 4(2) of the U.S. Securities Act of 1933, as amended, and resold by the initial purchasers in the United States to "qualified institutional buyers" pursuant to Rule 144A of the Act and outside the United States to non-U.S. persons in reliance on Regulation S under that Act. The notes are non-callable for three years, and are convertible into Orbital common stock at a conversion price of $28.00 per share, subject to adjustment in certain events. The notes will initially be convertible into a total of 3,571,429 shares of common stock of Orbital. Orbital's common stock, which is traded on the NASDAQ National Market, closed at a price of $22 11/16 on September 10, 1997 (the day prior to the execution of the purchase agreement with the initial purchasers).

         Orbital engaged Deutsche Morgan Grenfell Inc. and J.P. Morgan Securities Inc. to act as the initial purchasers of the notes. The initial purchasers purchased the notes at a discount of 3% of the principal amount thereof.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ORBITAL SCIENCES CORPORATION



Date: September 30, 1997                 By:  /s/ Jeffrey V. Pirone
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                                              Jeffrey V. Pirone
                                              Senior Vice President and
                                                Chief Financial Officer

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